SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2007

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CSX CORPORATION
(Exact name of registrant as specified in its charter)

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Virginia
(State or other jurisdiction of
incorporation or organization)

1-8022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(904) 359-3200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 14, 2007, the Board of Directors (the “Board”) of CSX Corporation (the “company”) authorized a $2 billion share repurchase program that the company intends to complete by year-end 2008. Also on February 14, 2007, the Board approved a $0.12 per share quarterly cash dividend, representing a 20% increase. The increased quarterly dividend to shareholders of record as of March 1, 2007, is payable on March 15, 2007.

A copy of the press release announcing the share repurchase program and quarterly cash dividend is attached as Exhibit 99.1.

The information contained in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1 hereto, has been “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section. The information in this Current Report under Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Exhibits.

(d)	The following exhibit is being furnished herewith:

Exhibit No.	Description
99.1	Press Release dated February 14, 2007.*

*	Any internet addresses provided in this exhibit are for informational purposes only and are not intended to be hyperlinks.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ DAVID A. BOOR
David A. Boor
Vice President and Treasurer

Date: February 14, 2007